SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 12, 1997


                               GOLF VENTURES, INC
             (Exact name of registrant as specified in its charter)


                                      UTAH
                         (State or other jurisdiction of
                         incorporation or Organization)

                  0-21137                                   87-0403864
          Commission file number                        (I.R.S. Employer
                                                        Identification No.)

       102 West 500 South, Suite 400
         Salt Lake City, Utah                          84101
  (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code (801) 363-8961

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Item 1.         Changes in Control of Registrant

                Not applicable.

Item 2.         Acquisition or Disposition of Assets

                Not applicable.

Item 3.         Bankruptcy or Receivership

                Not applicable.

Item 4.         Changes in Registrant's Certifying Accountant

                Not applicable.

Item 5.         Other Events

                The following press release was issued to the public by the registrant on August 12, 1997:

FOR IMMEDIATE RELEASE FROM...

                           GOLF VENTURES, INC. (GVIM)

SALT LAKE CITY, UTAH- August 12,1997--On October 18, 1996, Golf Ventures, Inc. ("Golf Ventures") issued a Memorandum to its Shareholders stating, in part, that:

         "In response to recent news articles and to charges filed on Thursday, October 10th, 1996 in the United States District Court against George
         Badger: The Company, Golf Ventures (NASDAQ BB: GVIM) is hereby advising its shareholders, that it was erroneously reported that Mr. Badger was the Chairman of the Board of Golf Ventures. He has never been an officer or director of Golf Ventures. Mr. Badger is the President of Leasing Technology, a principal stockholder of Golf Ventures. Our Board of Directors is presently conducting an investigation of the facts and circumstances surrounding this matter."

The Memorandum was released in response to the criminal complaint filed in Southern District of New York on or about October 10, 1996, charging Mr. Badger with conspiracy to violate Federal Securities Laws and contempt. It is the Company's understanding that the Securities and Exchange Commission is now conducting an investigation into the activities of Mr. Badger relating to the Company's compliance with Federal Securities Laws and certain trading activities related to the Company's common stock.

The Company is cooperating with this investigation and, although Company management believes that the investigation will not adversely impact its operations, there can be no assurance that the Commission will not adversely impact its operations, there can be no assurance that the Commission will not seek to impose sanctions against the Company.

Golf Ventures wishes to correct any impression that may have been conveyed from the October 18, 1996 Memorandum to the effect that Mr. George Badger had no affiliation with golf Ventures. Mr. Badger did not hold the title of an Officer or Director of the Company. However, Mr. Badger has, in fact, acted in the capacity of a control person of Golf Ventures.

Golf Ventures also wishes to correct the impression that a full investigation of the charges against Mr. Badger would be conducted by the Company or that the investigation on would be of an independent nature. To date, only a minimal investigation of the charges against Mr. Badger has been conducted and the Company has received no information which would allow it to either confirm or refute the charges that have been filed.

Item 6.         Resignation of Registrant's Directors

                Not applicable.


Item 7.         Financial Statements, Pro forma Financial Information
                  and Exhibits

                Not applicable.


Item 8.         Changes in Fiscal Year

                Not applicable.


Item 9.         Sales of equity securities pursuant to Regulation S

                Not applicable.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GOLF VENTURES, INC.



Date: August 12, 1997                      By: /s/ Duane H. Marchant
                                              -------------------------
                                                Duane H. Marchant, President